INVESTMENT ADVISORY AGREEMENT


     THIS AGREEMENT is made as of October 13, 1993, by and between The Griffin Funds, Inc., a Maryland corporation (the "Company") and Griffin Financial Investment Advisers (the "Adviser").

     WHEREAS,   the  Company  is  an  open-end  management   investment  company
registered under the Investment Company Act of 1940, as amended (the "Act") and the Securities Act of 1933; and

     WHEREAS, the Company proposes to engage the Adviser to manage the investment and reinvestment of the assets of those investment portfolios of the Company as now are or hereafter may be identified on Schedule A hereto (each a "Fund" and collectively the "Funds");

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Adviser agree as follows:

     1. (a) The Company hereby engages the Adviser to perform the advisory services specified herein for the Funds and the Adviser hereby accepts such engagement.

     (b) Subject to the overall supervision and control of the Company and its Board of Directors, the Adviser shall provide a continuous investment program for the Funds, including investment research and management with respect to all securities and other investments (including cash and cash equivalents) of the Funds. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold for the Funds. The Adviser shall have the authority to open accounts and enter into agreements on behalf of the Funds, which accounts and agreements are necessary or appropriate and consistent with the purposes and terms of this agreement. The Adviser will provide the services under this agreement in accordance with the Funds' investment objectives, policies and restrictions, as set forth in the Funds' currently effective prospectus and statement of additional information (such prospectus and such statement of additional information are collectively referred to herein as the "Prospectus") included in the Company's Registration Statement, as amended from time to time (the "Registration Statement").

     (c) The Adviser shall furnish to the the Company's Board of Directors periodic reports on the investment activity and performance of the Funds (including financial reports and analyses detailing the Funds' composition, comparative performance and securities transactions), and such additional reports and information as the Company's Board of Directors or officers shall reasonably request.

     (d) Copies of the Funds' Prospectus, Registration Statement and relevant guidelines and procedures adopted by the Funds' Board of Directors have been furnished by the Company to the Adviser. Any amendments or supplements to those documents shall be furnished by the Company to the Adviser promptly.

     2. (a) In carrying out its obligations under this agreement, the Adviser shall at all times conform to all applicable provisions of the Act and any rules and regulations thereunder. In this regard, the Adviser shall provide to the Company, with respect to orders the Adviser places for the purchase and sale of portfolio securities of the Funds, the documents and records required pursuant to Rule 31a-1 under the Act as well as such records as the Funds' administrator reasonably requests to be maintained, including, but not limited to, trade tickets and confirmations for portfolio trades. All such records shall be maintained in a form acceptable to the Funds and in compliance with the provisions of Rule 31a-1. All such records will be the property of the Funds and will be available for inspection and use by the Funds. The Adviser will promptly notify the Company and the Funds' administrator if it experiences any difficulty in maintaining or providing the records in an accurate and complete manner.

     (b) The Adviser shall have the authority and discretion to select brokers and dealers to execute portfolio transactions. In selecting brokers and dealers, the Adviser's overall responsibility shall be to obtain the best net price and execution for the Funds. However, this responsibility shall not be deemed to obligate the Adviser to solicit competitive bids for each transaction, and the Adviser shall have no obligation to seek the lowest available commission cost to the Funds, so long as the Adviser determines that the broker or dealer is able to obtain the best net price and execution for the particular transaction and that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available by the broker to the Adviser viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to its clients, including the Fund, as to which the Adviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such research services or that another broker may be willing to charge the Fund a lower commission on the particular transaction. As used in this paragraph, "brokerage and research services" shall have the meaning set forth in
Section 28(e)(3) of the Securities Exchange Act of 1934 and such interpretations as shall be published by the Securities and Exchange Commission from time to time.

     (c) The Adviser shall have the authority to "bunch" Fund portfolio transactions with those of other advisory clients as long as such bunching transactions and the allocations of trades are conducted in compliance with applicable law and the conditions established in applicable regulations, interpretations and staff positions of the Securities and Exchange Commission.

     3. The Adviser shall be entitled to receive compensation calculated and paid by the Company in accordance with Schedule A.

     4. The Adviser shall, at its expense, employ or associate with itself such persons, including such Sub-Investment Advisers as may be approved by the Company, as the Adviser believes appropriate to assist it in performing its obligations under this agreement.

     5. If in any fiscal year the covered expenses of a Fund incurred by, or allocated to, the Fund exceed the most restrictive expense limitation applicable to the Fund imposed by any state securities law or regulations thereunder, the Adviser shall waive or reimburse a pro rata portion of its fee (based upon the ratio of its fee to the fee of the Administrator pursuant to the Fund's Administration Agreement) with respect to the Fund, but only to the extent of the fee hereunder for the fiscal year. For purposes of this paragraph 5, "covered expenses" shall mean those expenses covered by the most restrictive expense limitation applicable to the Fund imposed by any state securities law or regulations thereunder.

     6. The Adviser shall have the right to delegate to one or more Sub-Investment Advisers for the Funds the performance of any and all duties and obligations of the Adviser under this agreement. Any such delegation by the Adviser shall not relieve the Adviser of its duties and obligations under this agreement.

     7. The Adviser shall give the Company the benefit of the Adviser's best professional judgment in rendering discretionary investment management services under this agreement. The Adviser shall not be liable for any action taken or omitted in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion conferred on it by this agreement, provided that nothing in this agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Company or its shareholders arising by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this agreement or by reason of reckless disregard of its obligations and duties hereunder.

     8. This agreement shall become effective as of the date set forth above and shall thereafter continue in effect, provided that this agreement, with respect to a Fund, shall continue in effect for a period of more than two years from such date only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the Fund's outstanding voting securities (as defined in the Act) or by the Company's Board of Directors and
(b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Company's Directors who are not parties to this agreement or "interested persons" (as defined in the Act) of any such party. This agreement may be terminated with respect to a Fund without the payment of any penalty, by the Company, at any time by the vote of a majority of the Fund's outstanding voting securities (as defined in the Act) or by a vote of a majority of the Company's Board of Directors on 60 days' written notice to the Adviser or by the Adviser, at any time, on 60 days' written notice to the Company. This agreement shall terminate automatically in the event of its assignment (as defined in the Act).

     9. Except to the extent necessary to perform the Adviser's obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any director, officer or employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

     10. The Adviser and the Company each agree that the word "Griffin" (including for all purposes of this paragraph, any combination, variation or abbreviation thereof and any logo or graphic used in association therewith) is a property right of the parent of the Adviser. The Company agrees and consents that: (i) it will use the word "Griffin" as a component of its corporate name, the name of any series or class, or both and for no other purpose; (ii) it will not grant to any third party the right to use the word "Griffin" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the word "Griffin" as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and (iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to any Fund, the Company shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the word "Griffin" and following such change, shall not use the word "Griffin" as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its directors, officers and shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such term.

     11. To the extent that state law is not preempted by the provisions of any law of the United States, this agreement shall be governed by and construed in accordance with the laws of the State of California.

     12. This agreement may be supplemented or amended only by written instrument signed by both parties.



     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized representatives as of the date first set forth above.

                                      THE GRIFFIN FUNDS, INC.


                                      By:  /s/William A. Hawkins

                                      Name: William A. Hawkins

                                      Title:  President


                                      GRIFFIN FINANCIAL INVESTMENT ADVISERS


                                      By: /s/Richie D. Rowsey

                                      Name:  Richie D. Rowsey

                                      Title: Sr. Vice President

                                   SCHEDULE A

                                  Compensation



                       Name of Fund                 Compensation 1


Money Market Fund, Tax-Free                     Annual rate of 0.50%
Money Market Fund, U.S. Government              of the average net assets
Income Fund, Municipal Bond Fund,               of each such Fund
Califonria Tax-Free Fund
and Bond Fund

Growth & Income Fund                            Annual rate of 0.60%
                                                of the average net assets
                                                of such Fund


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1   All fees shall be computed daily and paid monthly.